POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Union Bankshares, Inc., a corporation organized under the laws of the State of Vermont (the "Company") hereby constitutes and appoints Kenneth D. Gibbons, Jerry S. Rowe, Cynthia D. Borck and Marsha A. Mongeon, and each of them individually (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (or any other federal, state or foreign governmental or regulatory authority) reports of the undersigned's beneficial ownership of the securities of the Company, and changes in such ownership on Forms 3, 4 and 5, or other appropriate form in effect from time to time, as may be necessary or desirable from time to time in order to comply with the obligations of the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned director has hereunto set his hand, as of the first day of February, 2001.

                                       /s/ William T. Costa, Jr.
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                                       William T. Costa, Jr.